Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

(212) 455-2000

FACSIMILE (212) 455-2502

DIRECT DIAL NUMBER	E-MAIL ADDRESS
(212) 455-2948	JKAUFMAN@STBLAW.COM

February 21, 2014

ARAMARK Holdings Corporation

ARAMARK Corporation

ARAMARK Tower

1101 Market Street

Philadelphia, PA 19107

Ladies and Gentlemen:

We have acted as counsel to ARAMARK Holdings Corporation, a Delaware corporation (the “Company”), ARAMARK Corporation, a Delaware corporation (the “Issuer”), and the subsidiaries of the Company listed on Schedule I hereto (the “Schedule I Guarantors”) and Schedule II hereto (the “Schedule II Guarantors” and, collectively with the Company and the Schedule I Guarantors, the “Guarantors”) in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Issuer and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the registration of the Issuer’s $1,000,000,000 aggregate principal amount of 5.75% Senior Notes due 2020 (the “Notes”) and the guarantees issued by the Guarantors (the “Guarantees”) with respect to the Notes, to be offered solely for market-making purposes by affiliates of the Company. The Notes and the Guarantees have been issued under an indenture, dated as of March 7, 2013 (as amended through the date hereof, the “Indenture”), among the Issuer, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”).

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We have examined the Registration Statement and the Indenture (including the form of 5.75% Senior Notes due 2020), which has been filed with the Commission and incorporated by reference as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Issuer and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

We have assumed further that (1) the Schedule II Guarantors are duly organized and existing entities that have duly authorized, executed and delivered the Indenture in accordance with the law of the respective jurisdictions in which each of them is organized, and (2) execution, delivery and performance by the Schedule II Guarantors of the Indenture and the Guarantees do not and will not violate the law of the respective jurisdictions in which each of them is organized or any other applicable law (except that no such exception is made with respect to the law of the State of New York and the federal law of the United States) or their constituting documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. The Notes constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2. The Guarantees constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP

Schedule I

Guarantors Incorporated or Formed in the States of Delaware or New York

Subsidiary	State of Incorporation or Formation
Ist & Fresh, LLC	Delaware
Addison Concessions, Inc.	Delaware
ARAMARK Asia Management, LLC	Delaware
ARAMARK Aviation Services Limited Partnership	Delaware
ARAMARK Business & Industry, LLC	Delaware
ARAMARK Business Center, LLC	Delaware
ARAMARK Business Facilities, LLC	Delaware
ARAMARK Campus, LLC	Delaware
ARAMARK Cleanroom Services (Puerto Rico), Inc.	Delaware
ARAMARK Cleanroom Services, LLC	Delaware
ARAMARK Confection, LLC	Delaware
ARAMARK Construction and Energy Services, LLC	Delaware
ARAMARK Construction Services, Inc.	Delaware
ARAMARK Correctional Services, LLC	Delaware
ARAMARK CTS, LLC	Delaware
ARAMARK Educational Group, LLC	Delaware
ARAMARK Educational Services, LLC	Delaware
ARAMARK Engineering Associates, LLC	Delaware
ARAMARK Entertainment, LLC	Delaware
ARAMARK Executive Management Services USA, Inc.	Delaware
ARAMARK Facilities Management, LLC	Delaware
ARAMARK Facility Services, LLC	Delaware
ARAMARK FHC Business Services, LLC	Delaware
ARAMARK FHC Campus Services, LLC	Delaware
ARAMARK FHC Correctional Services, LLC	Delaware

ARAMARK FHC Healthcare Support Services, LLC	Delaware
ARAMARK FHC Refreshment Services, LLC	Delaware
ARAMARK FHC School Support Services, LLC	Delaware
ARAMARK FHC Services, LLC	Delaware
ARAMARK FHC Sports and Entertainment Services, LLC	Delaware
ARAMARK FHC, LLC	Delaware
ARAMARK Food and Support Services Group, Inc.	Delaware
ARAMARK Food Service, LLC	Delaware
ARAMARK FSM, LLC	Delaware
ARAMARK Healthcare Support Services of the Virgin Islands, Inc.	Delaware
ARAMARK Healthcare Support Services, LLC	Delaware
ARAMARK Healthcare Technologies, LLC	Delaware
ARAMARK India Holdings LLC	Delaware
ARAMARK Industrial Services, LLC	Delaware
ARAMARK Japan, Inc.	Delaware
ARAMARK Management, LLC	Delaware
ARAMARK Management Services Limited Partnership	Delaware
ARAMARK Marketing Services Group, Inc.	Delaware
ARAMARK North Carolina Technical Services, LLC	Delaware
ARAMARK Organizational Services, Inc.	Delaware
ARAMARK Processing, LLC	Delaware
ARAMARK Qatar, LLC	Delaware
ARAMARK Rail Services, LLC	Delaware
ARAMARK RAV, LLC	Delaware
ARAMARK RBI, INC.	Delaware
ARAMARK Refreshment Services of Tampa, LLC	Delaware
ARAMARK Refreshment Services, LLC	Delaware

ARAMARK Schools Facilities, LLC	Delaware
ARAMARK Schools, LLC	Delaware
ARAMARK SCM, Inc.	Delaware
ARAMARK Senior Living Services, LLC	Delaware
ARAMARK Senior Notes Company	Delaware
ARAMARK Services of Puerto Rico, Inc.	Delaware
ARAMARK SM Management Services, Inc.	Delaware
ARAMARK SMMS LLC	Delaware
ARAMARK SMMS Real Estate LLC	Delaware
ARAMARK Sports and Entertainment Group, LLC	Delaware
ARAMARK Sports and Entertainment Services, LLC	Delaware
ARAMARK Sports Facilities, LLC	Delaware
ARAMARK Sports, LLC	Delaware
ARAMARK Summer Games 1996, LLC	Delaware
ARAMARK Togwotee, LLC	Delaware
ARAMARK U.S. Offshore Services, LLC	Delaware
ARAMARK Uniform & Career Apparel Group, Inc.	Delaware
ARAMARK Uniform & Career Apparel, LLC	Delaware
ARAMARK Uniform Manufacturing Company	Delaware
ARAMARK Uniform Services (Baltimore) LLC	Delaware
ARAMARK Uniform Services (Carmelo) LLC	Delaware
ARAMARK Uniform Services (Matchpoint) LLC	Delaware
ARAMARK Uniform Services (Midwest) LLC	Delaware
ARAMARK Uniform Services (Rochester) LLC	Delaware
ARAMARK Uniform Services (Santa Ana) LLC	Delaware
ARAMARK Uniform Services (Syracuse) LLC	Delaware
ARAMARK Uniform Services (Texas) LLC	Delaware

ARAMARK Uniform Services (West Adams) LLC	Delaware
ARAMARK Venue Services, Inc.	Delaware
ARAMARK WTC, LLC	Delaware
ARAMARK/HMS, LLC	Delaware
COHR Holdings, Inc.	Delaware
COHR Inc.	Delaware
D.G. Maren II, Inc.	Delaware
Delsac VIII, Inc.	Delaware
Filterfresh Coffee Service, Inc.	Delaware
Filterfresh Franchise Group, LLC	Delaware
Fine Host Holdings, LLC	Delaware
GTP Acquisition Co.	Delaware
Harrison Conference Associates, LLC	Delaware
Harrison Conference Center of Glen Cove, Inc.	New York
Harry M. Stevens, LLC	Delaware
Landy Textile Rental Services, LLC	Delaware
Lifeworks Restaurant Group, LLC	Delaware
MPBP Holdings, Inc.	Delaware
New ARAMARK LLC	Delaware
Potomac Coffee, LLC	Delaware
ReMedPar, Inc.	Delaware
Van Houtte USA Holdings Inc.	Delaware

Schedule II

Guarantors Incorporated or Formed in Jurisdictions other than the States of New York or Delaware

Subsidiary	State of Incorporation or Formation
American Snack & Beverage, LLC	Florida
ARAMARK American Food Services, LLC	Ohio
ARAMARK Business Dining Services of Texas, LLC	Texas
ARAMARK Capital Asset Services, LLC	Wisconsin
ARAMARK Consumer Discount Company	Pennsylvania
ARAMARK Distribution Services, Inc.	Illinois
ARAMARK Educational Services of Texas, LLC	Texas
ARAMARK Educational Services of Vermont, Inc.	Vermont
ARAMARK Facility Management Corporation of Iowa	Iowa
ARAMARK FHC Kansas, Inc.	Kansas
ARAMARK Food Service Corporation of Kansas	Kansas
ARAMARK Food Service of Texas, LLC	Texas
ARAMARK Healthcare Support Services of Texas, Inc.	Texas
ARAMARK Kitty Hawk, Inc.	Idaho
ARAMARK Services Management of HI, Inc.	Hawaii
ARAMARK Services Management of IL, Inc.	Illinois
ARAMARK Services Management of MI, Inc.	Michigan
ARAMARK Services Management of NJ, Inc.	New Jersey
ARAMARK Services Management of OH, Inc.	Ohio
ARAMARK Services Management of SC, Inc.	South Carolina
ARAMARK Services Management of WI, Inc.	Wisconsin

ARAMARK Services of Kansas, Inc.	Kansas
ARAMARK Sports and Entertainment Services of Texas, LLC	Texas
ARAMARK Technical Services North Carolina, Inc.	North Carolina
Brand Coffee Service, Inc.	Texas
Genesis Technology Partners, LLC	Nebraska
Harrison Conference Center of Lake Bluff, Inc.	Illinois
Harrison Conference Services of Massachusetts, LLC	Massachusetts
Harrison Conference Services of North Carolina, LLC	North Carolina
Harrison Conference Services of Princeton, Inc.	New Jersey
Harrison Conference Services of Wellesley, LLC	Massachusetts
Harry M. Stevens, Inc. of New Jersey	New Jersey
Harry M. Stevens, Inc. of Penn	Pennsylvania
Kowalski-Dickow Associates, LLC	Wisconsin
L&N Uniform Supply, LLC	California
Lake Tahoe Cruises, LLC	California
MyAssistant, Inc.	Pennsylvania
Old Time Coffee Co.	California
Overall Laundry Services, Inc.	Washington
Paradise Hornblower, LLC	California
Restaura, Inc.	Michigan
Shoreline Operating Company, Inc.	California
Tahoe Rocket LP	California
Travel Systems, LLC	Nevada